UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Settlement of Commercial Arbitration Award

As initially disclosed in the Quarterly Report on Form 10-Q of Walgreens Boots Alliance, Inc. (the “Company”) for the quarterly period ended February 29, 2024, Everly Health Solutions, formerly known as PWNHealth LLC (“Everly/PWN”), initiated an arbitration on June 10, 2022 with the American Arbitration Association alleging that an agreement between Everly/PWN and the Company was exclusive, and that the Company breached the agreement when it in-sourced certain enabling services previously performed by Everly/PWN related to the ordering and oversight of Covid testing (the “Everly/PWN Action”). Everly/PWN also alleged fraudulent inducement, misappropriation, and improper use of PWN’s mark. Everly/PWN sought monetary damages for its alleged claims.

On March 19, 2024, the arbitrator issued a final award in the amount of $988 million, including pre-award interest (the “Arbitration Award”). The Company disputed the alleged claims and the Arbitration Award in part because it believes it is in contravention of a contractual cap on damages in the agreement, which limits damages to $79 million. On March 19, 2024, the Company filed a petition in federal court in Delaware to vacate the Arbitration Award. Everly/PWN filed a petition to confirm it. On February 10, 2025, the federal court in Delaware upheld the Arbitration Award by granting Everly/PWN’s motion to confirm the award and denying the Company’s motion to vacate the award.

On February 24, 2025, the Company entered into a settlement agreement with Everly/PWN, pursuant to which the parties agreed to resolve all claims related to the Everly/PWN Action (the “Settlement Agreement”). Under the terms of the Settlement Agreement, the Company will pay Everly/PWN $595 million, payable within two business days. Both parties will then file a joint stipulation with the court, dismissing all claims against the Company, including any claims to enforce the Arbitration Award. The Company entered into the Settlement Agreement to avoid the continued accrual of post-award interest on the Arbitration Award and the cost and uncertainty of continued litigation. The Settlement Agreement includes no admission of wrongdoing or liability by the Company.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding the Company’s views with regard to the Arbitration Award, the appeal of the aforementioned award and the outcome of such appeal, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “likely,” “intend,” “plan,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2024, in Item 1A (Risk Factors) in our Quarterly Reports on Form 10-Q and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: February 25, 2025	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary